Exhibit 21(A)





                      JERSEY CENTRAL POWER & LIGHT COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





  NAME OF                                                          STATE OF
SUBSIDIARIES                        BUSINESS                    INCORPORATION
------------                        --------                    -------------

JCP&L CAPITAL, L.P.              SPECIAL-PURPOSE                DELAWARE